Exhibit 10.27

Slipstream Communications LLC

August 10, 2017

Rick Mills

CEO of Creative Realities, Wireless Ronin Technologies Canada, Inc. and Conexus World

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

Re.: Convertible Notes

Dear Rick,

As of January 17, 2017, Slipstream Communications, LLC is the sole owner of convertible note s in the aggregate principal amount of $4,202,844 ("Convertible Notes"). Pursuant to Section 2 of the Convertible Notes, subject to the other terms and conditions of the Convertible Notes, Slipstream hereby elects to extend the maturity of the Convertible Notes to October 15, 2018.

Sincerely,

/s/ Alec Machiels
Alec Machiels
Authorized Signatory

Acknowledged as of the date first written above:

/s/ Richard Mills
Rick Mills